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                                                Filed pursuant to Rule 424(b)(3)
                                                          SEC File No. 333-74467

SUPPLEMENT TO
Prospectus Supplement dated April 26, 2000
(To Prospectus dated April 26, 2000)

                                 $184,864,227
                                 (Approximate)

                            [LOGO OF FIRST HORIZON]

                          Seller and Master Servicer

               First Horizon Mortgage Pass-Through Trust 2000-1
                                    Issuer


               Mortgage Pass-Through Certificates, Series 2000-1
             Distributions  payable monthly commencing in May 2000

                            _______________________


     For purposes of the prospectus supplement dated April 26, 2000 to the prospectus dated April 26, 2000 with respect to the above captioned series of mortgage pass-through certificates, the Available Funds for any distribution date will be reduced by the amount of excess spread described in the second paragraph under the heading "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses."

                            _______________________



                 The date of this Supplement is April 27, 2000